SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2002

Progress Software Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-19417	04-2746201

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Oak Park, Bedford, MA 01730

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 280-4000

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On October 21, 2002, Progress Software Corporation and eXcelon Corporation jointly announced that they had entered into a definitive agreement whereby Progress agreed to acquire eXcelon in an all-cash transaction for a purchase price of $3.19 per share of eXcelon common stock (which takes into account eXcelon’s recent one-for-eight reverse stock split), or approximately $24 million in the aggregate. The proposed acquisition is subject to the approval of the stockholders of eXcelon and other customary closing conditions. A copy of the joint press release issued by Progress and eXcelon on October 21, 2002, containing the announcement of the proposed acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits.

99.1	Joint Press Release, dated October 21, 2002, entitled "Progress Software Corporation Signs Definitive Agreement to Acquire eXcelon Corporation."

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS SOFTWARE CORPORATION (Registrant)

Date: October 23, 2002	/s/ Norman R. Robertson Norman R. Robertson Senior Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Joint Press Release, dated October 21, 2002, entitled "Progress Software Corporation Signs Definitive Agreement to Acquire eXcelon Corporation."